Exhibit 99.2

INUVO, INC. PRICES $10 MILLION COMMON STOCK OFFERING

LITTLE ROCK, AR JULY 23, 2020 – INUVO, INC. (NYSE AMERICAN: INUV) (“Inuvo” or the “Company”), a leading provider of marketing technology, powered by IntentKey™ artificial intelligence that serves brands and agencies, today announced the pricing of an underwritten public offering of 20,000,000 shares of its common stock at a price to the public of $0.50 per share. The gross proceeds to Inuvo, Inc. from this offering are expected to be approximately $10,000,000, before deducting underwriting discounts and commissions and other estimated offering expenses. Inuvo has granted the underwriters a 45-day option to purchase up to an additional 1,500,000 shares of common stock to cover over-allotments, if any. The offering is expected to close on or about July 27, 2020, subject to customary closing conditions.

A.G.P./Alliance Group Partners is acting as sole book-running manager for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-239147) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) that was declared effective by the SEC on June 25, 2020. A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering was filed with the SEC. Electronic copies of the preliminary prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that Inuvo has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about Inuvo, Inc. and such offering. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC. The preliminary prospectus supplement and accompanying prospectus is also available, and the final prospectus supplement and accompanying prospectus will be available, on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Inuvo

Inuvo®, Inc. (NYSE American: INUV) is a market leader in artificial intelligence, aligning and delivering consumer-oriented product & brand messaging strategies online based on powerful, anonymous and proprietary consumer intent data for agencies, advertisers and partners. To learn more, visit www.inuvo.com.

About the IntentKey™

Inuvo®’s IntentKey™ is a patented, machine-learning technology designed to mirror the manner in which the human brain instantly associates ideas, emotions, places, people, and objects. It creates an accurate, high-definition picture of consumer intent and sentiment related to a particular topic or item. Inuvo harnesses the power of the IntentKey™ to discover and reach high volumes of incremental in-market and relevant audiences that are hidden from typical marketing approaches. The IntentKey™ enables pinpoint media execution reaching consumers throughout the purchasing funnel all the way to conversion.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about the expected closing of the offering; anticipated use of the net proceeds of the offering; and other risks and uncertainties detailed in Inuvo, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended, subsequent Quarterly Report on Form 10-Q for the period ended March 31, 2020 and our other filings with the SEC. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties including the continued impact of Covid-19 on Inuvo’s business and operations. Inuvo cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Inuvo does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. Inuvo further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this press release.

Inuvo Company Contact:
Wally Ruiz
Chief Financial Officer
Tel (501) 205-8397
wallace.ruiz@inuvo.com

Investor Relations:
KCSA Strategic Communications
Valter Pinto, Managing Director
Tel (212) 896-1254
Valter@KCSA.com

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